UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT




                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of Earliest Event Reported) December 22, 1997
                                                          -----------------





                                   EG&G, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)






      Massachusetts               1-5075                 04-2052042
      -------------               ------                 ----------
    (State or other      (Commission File Number)    (IRS Employer
     jurisdiction of                                 Identification No.)
     incorporation)



    45 William Street, Wellesley, Massachusetts              02181
    -------------------------------------------              -----
    (Address of principal executive offices)               (Zip Code)





                              (781) 237-5100
                              --------------
           (Registrant's telephone number, including area code)



                                 Not applicable
                                 --------------
          (Former name or former address, if changed since last report)

Item 5.  Other Events

On December 22, 1997, the Company announced that it has entered into an agreement to sell the business and assets of its Sealol Industrial Seals Division for $100 million to TI Group, plc., London, England. EG&G will simultaneously purchase for $45 million the Belfab Division of John Crane, Inc., the Daytona Beach unit of the TI Group that produces specialty bellows devices for the semiconductor, aerospace and biomedical industries.

The transactions are subject to regulatory and other approvals including those of the respective boards of directors. The transactions are expected to close in early 1998.

EG&G Sealol's Industrial Seals Division, headquartered in Cranston, Rhode Island, manufactures mechanical seals used by the chemical, petrochemical and other industries. In 1996, the company had sales of $88.8 million.

In 1996, Belfab's sales were $27 million. With its main plant in Daytona Beach, Belfab is best known for products that meet high reliability demands in extreme environments. In 1993, the main facility was named by Industry Week as one of America's best plants.

EG&G is a global technology company that provides complete systems, as well as components, to automotive, medical, aerospace, photography and other industries, and delivers skilled support services to government and industrial customers. Based in Wellesley, Massachusetts, EG&G has annual sales of more than $1.4 billion and more than 14,000 employees worldwide.

TI Group, the specialized engineer, is quoted on the London Stock Exchange. Headquartered in the UK, TI employs 27,000 people at over 350 manufacturing and customer facilities located in 45 countries, and in 1996 had sales of 1.8 billion pound sterling.

The John Crane Group is a world leader in engineered sealing systems. It provides sealing systems that reduce and prevent leakage of environmentally damaging gases and liquids in industries such as pulp and paper, chemical, petrochemical, food and beverage. In the marine sector it serves both the defense and commercial markets, provides stern shaft and marine hull sealing systems that prevent sea-water from entering vessels and control oil pollution at sea.

                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        EG&G, Inc.


                                        By /s/ John F. Alexander, II
                                           ----------------------------
                                           Senior Vice President and
                                           Chief Financial Officer
                                           (Principal Financial Officer)


Date: December 23, 1997
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